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                                                                 Exhibit 10.(50)

                           Aspen International, Ltd.
                       Charlotte House, Charlotte Street
                                P.O. Box N 9204
                                Nassau, Bahamas





                                    August 2, 2000


Virtual Communities, Inc.
589 Eighth Avenue, 7th Floor
New York, New York 10018


          Re: Conversion of Promissory Note
              -----------------------------

Gentlemen:

     Reference is made to that certain (i) convertible promissory note dated June 26, 2000 issued by Virtual Communities, Inc., a Delaware Corporation (the "Company"), to Aspen International, Ltd. ("Aspen") in the principal amount of $1,000,000, bearing interest at the rate of 12% per annum, which principal amount plus all accrued and unpaid interest thereon may be converted into shares of the Company's equity securities (the "Note") and (ii) Series C Convertible Preferred Stock Purchase Agreement dated as of July 28, 2000 among the Company and Aspen and certain other investors (the "Purchase Agreement") pursuant to which, among other things, the Company has agreed to sell to the Purchasers shares of its Series C Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a purchase price of $1,000 per share, and warrants to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     The undersigned hereby irrevocably elects to exercise its right pursuant to the Note to convert all of the $1,000,000 outstanding under the Note plus all accrued and unpaid interest thereon into shares of Preferred Stock, such principal amount together with all accrued and unpaid interest thereon constituting consideration for such shares of Preferred Stock and Warrants being issued pursuant to the Purchase Agreement.

     The undersigned hereby acknowledges and agrees that upon receipt of 1,010 shares of Preferred Stock and cash in the amount of $333.33 as payment for fractional shares, the Note is hereby terminated, canceled and declared null and void, and that all of the obligations of the
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parties thereunder shall cease effective immediately, including any obligations which may have arisen prior to the date hereof.

     Please acknowledge your agreement to the foregoing by signing in the space provided below and returning an executed copy of this letter agreement to Aspen.

                               Very truly yours,

                               ASPEN INTERNATIONAL, LTD.


                               By: /s/ Deirdre M. McCoy
                                   --------------------
                                   Name: Deirdre M. McCoy
                                   Title:   Director

ACKNOWLEDGED AND AGREED:

VIRTUAL COMMUNITIES, INC.


By: /s/ Avi Moskowitz
    ------------------
    Name:   Avi Moskowitz
    Title:  CEO